Designated Filer:	Nathan Lindenbaum
Issuer & Ticker Symbol:	Bridge Bancorp, Inc. [BDGE]
Date of Event Requiring Statement:	June 19, 2015

Explanation of Responses:

(1)        This Form 3 is filed on behalf of Nathan Lindenbaum, Shari A. Lindenbaum, Shai Tambor, Abigail Tambor 2012 Children’s Trust, Nathan J Lindenbaum 1995 Children Trust, Naftali Asher Investments LLC, Victoria and Benjamin Feder 2012 Children’s Trust, Shari A. Lindenbaum 1994 Children’s Trust, and MGS Partners, LLC (the “Reporting Persons”). Nathan Lindenbaum directly holds Common Stock and is trustee of Abigail 2012, Victoria and Ben 2012 and Shari 1994 and the managing member of MGS and may be deemed to have a pecuniary interest in the Common Stock directly held by such entities.  Shari Lindenbaum is the manager of Naftali Asher and trustee of Nathan 1995 and may be deemed to have a pecuniary interest in the Common Stock directly held by such entities.  Nathan Lindenbaum and Shari A. Lindenbaum are husband and wife, and Shari A. Lindenbaum may be deemed to have a pecuniary interest in the Common Stock held directly by Nathan Lindenbaum.  Shai Tambor is trustee of Abigail 2012 and Victoria and Ben 2012 and may be deemed to have a pecuniary interest in the Common Stock directly held by such entities.  Each Family Entity disclaims beneficial ownership of Common Stock held directly by each other Family Entity.  Nathan Lindenbaum disclaims beneficial ownership of Common Stock held directly by Naftali Asher and Nathan 1995.  Shari Lindenbaum disclaims beneficial ownership of Common Stock held directly by MGS, Abigail 2012, Victoria and Ben 2012 and Shari 1994.  Shai Tambor disclaims beneficial ownership of Common Stock held directly by MGS, Naftali Asher, Nathan 1995, and Shari 1994.

(2)        Common Stock held directly by MGS Partners, LLC (“MGS”).

(3)        Common Stock held directly by Abigail Tambor 2012 Children’s Trust (“Abigail 2012”).

(4)        Common Stock held directly by Victoria and Benjamin Feder 2012 Children’s Trust (“Victoria and Ben 2012”).

(5)        Common Stock held directly by Shari A. Lindenbaum 1994 Children’s Trust (“Shari 1994”).

(6)        Common Stock held directly by Naftali Asher Investments, LLC (“Naftali Asher”).

(7)        Common Stock held directly by Nathan J Lindenbaum 1995 Children Trust (“Nathan 1995” and together with Abigail 2012, Victoria and Ben 2012, Shari 1994, MGS and Naftali Asher, the “Family Entities”).

Information with respect to each of the Reporting Persons is given solely by such Reporting Person, and no Reporting Person has responsibility for the accuracy or completeness of information supplied by another Reporting Person.